Exhibit 10.4
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT
     THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered effective the ___day of                     , 200___, by and between PETROHAWK ENERGY CORPORATION, a Delaware corporation (the “Company”), and                                          (the “Non-Employee Director”).
     WHEREAS, to carry out the purposes of the Company’s SECOND AMENDED AND RESTATED 2004 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN (the “Plan”), the Company desires to issue shares of the common stock of the Company to the Non-Employee Director pursuant to the terms of this Agreement and the Plan (“Restricted Stock”).
     NOW THEREFORE, in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and the Non-Employee Director hereby agree as follows:
     1. Grant. The Company hereby grants to Non-Employee Director                                          (___) shares of Restricted Stock (the “Shares”) on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference.
     2. Vesting.
     (a) The legal ownership of the Shares shall vest on                      ___, 200___provided that the Non-Employee Director is a non-employee director of the Company on such date and has served as a non-employee director of the Company for the entire six-month period preceding such date.
     (b) Upon Non-Employee Director’s termination as a director of the Company, any Shares which are not vested shall be forfeited and returned to the Company, except that:
(i) If Non-Employee Director’s service with the Company terminates by reason of Disability, legal ownership of the Shares shall fully vest as of the date of such termination. For purposes hereof, the term Disability shall mean a physical or mental infirmity which impairs the Director’s ability to substantially perform his or her duties for a period of one hundred eighty (180) consecutive days.
(ii) If Non-Employee Director dies while serving on the board of directors of the Company (the “Board”), the Shares shall fully vest on the date of death.
     3. Beneficial Ownership. Unless and until the Shares are forfeited to the Company or transferred by Non-Employee Director (in accordance with this Agreement and applicable law), Non-Employee Director shall have beneficial ownership of the Shares, including the right to receive dividends and the right to vote the Shares.

     4. Stock Certificates.
(a)	A certificate representing the Shares shall be registered in the name of Non-Employee Director. Until the expiration of the period of time during which the Shares remain subject to the restrictions or vesting set forth in this Agreement (“Restriction Period”), the certificate representing the Shares shall be held in escrow by the Company for the account of Non-Employee Director.

(b)	Each stock certificate issued in the name of Non-Employee Director pursuant to this Agreement shall bear the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS CONTAINED IN A NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT DATED AS OF __________ ____, 200___BY AND BETWEEN PETROHAWK ENERGY CORPORATION AND ______________. A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION’S SECRETARY.
     5. Transfer Restrictions. Except as approved by the Company, the Shares shall not be transferable or assignable by Non-Employee Director other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Section 414(p) of the Internal Revenue Code of 1986, as amended (the “Code”). No transfer by will, trust, or by the laws of descent and distribution shall be effective to bind the Company unless the Board, the Compensation Committee of the Board or other such committee as the Board shall appoint to administer the Plan as permitted by the Plan (collectively herein the “Committee”) has been furnished with a copy of the deceased Non-Employee Director’s enforceable will, trust or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this provision shall be void and ineffective.
     6. Vesting Restrictions. Except as provided under the terms of the Plan and in paragraph 2(b), the Shares will vest only during Non-Employee Director’s lifetime while Non-Employee Director remains a director of the Company.
     7. Withholding of Tax. To the extent that the granting of the Shares or the lapse of restrictions applicable to such Shares results in compensation income to the Non-Employee Director for federal or state income tax purposes, Non-Employee Director shall pay to the Company (in cash or to the extent permitted by the Committee, shares of common stock of the Company held by the Non-Employee Director whose value is equal to the amount of the Non-Employee Director’s tax withholding liability as determined by the Committee) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Shares. The Company, to the extent permitted by law, has the right to deduct from any payment of any kind otherwise due to the Non-Employee Director from the Company any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares. The Company is further authorized in its discretion to satisfy any such withholding requirement out of shares of Restricted Stock of the Non-Employee Director held by the Company.
     8. Securities Law. Non-Employee Director agrees that the Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Non-Employee Director also agrees (i) that the certificates representing the Shares may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, and (ii) that the Company may refuse to register the transfer of such Shares on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.
     9. No Rights to Directorship. Nothing contained in this Agreement shall confer upon the Non-Employee Director the right to continue as a director of the Company.
     10. Representations and Warranties of Director. The Non-Employee Director represents and warrants to the Company as follows:
(a)	The Non-Employee Director has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Non-Employee Director acknowledges that there may be adverse tax consequences upon the vesting of the Shares or disposition of the Shares once vested, and that the Non-Employee Director should consult a tax adviser prior to such time.

(b)	The Non-Employee Director agrees to sign such additional documentation as may reasonably required from time to time by the Company in connection with this Agreement.
     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Non-Employee Director.
     12. Governing Laws. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
     13. Modification. This Agreement may not be modified except in writing signed by the parties hereto or their respective successors and permitted assigns.
     14. Headings. The headings of paragraphs in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or alter any of the provisions of this Agreement.
     15. Defined Terms. Except as otherwise provided in this Agreement, or unless the context clearly indicates otherwise, capitalized terms used but not defined in this Agreement have the definitions as provided in the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

PETROHAWK ENERGY CORPORATION

By:

Name:

Title:

NON-EMPLOYEE DIRECTOR

Print Name:

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